Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253309

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 1, 2021)

2,647,059 Shares

Inotiv, Inc.

Common Shares

We are offering 2,647,059 of our common shares in this offering. Our common shares are listed on The Nasdaq Capital Market under the symbol “NOTV.” On April 20, 2021, the last reported sale price of our common shares on The Nasdaq Capital Market was $20.49 per share.

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 3 of the accompanying prospectus, as well as other risk factors incorporated by reference into this prospectus supplement.

	Per Common Share	Total
Public offering price	$17.00	$45,000,003
Underwriting discount (1)	$0.765	$2,025,000
Proceeds, before expenses, to us	$16.235	$42,975,003

(1) See “Underwriting” for a description of compensation payable to the underwriter.

We have granted the underwriter the right to purchase up to an additional 397,058 of our common shares. The underwriter may exercise this right at any time within 30 days after the date of this prospectus supplement.

The underwriter expects to deliver the common shares against payment therefor on or about April 23, 2021.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Colliers Securities LLC

The date of this prospectus supplement is April 21, 2021

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus

Neither we nor the underwriter have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since that date. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectuses that we have authorized for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

ABOUT THIS PROSPECTUS supplement

On February 19, 2021, we filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became automatically effective upon filing. Under this shelf registration process, we may, from time to time, sell common shares and other securities, of which this offering is a part.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus, before investing in our common shares.

Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to "Inotiv," "BASi," the "Company," "we," "us," "our" and similar names refer to Inotiv, Inc., including while operating as Bioanalytical Systems, Inc. prior to our corporate name change to Inotiv, Inc. on March 18, 2021.

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PROSPECTUS supplement SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common shares. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

We are a contract research organization that provides drug discovery and development services to the pharmaceutical, chemical, and medical device industries, and sells analytical instruments to the pharmaceutical development and contract research industries. Our mission is to provide drug and product developers with superior scientific research and innovative analytical instrumentation in order to bring revolutionary new drugs and products to market quickly and safely. Our strategy is to provide services that will generate high-quality and timely data in support of new drug and product approval or expand their use. Our clients and partners include pharmaceutical, biotechnology, biomedical device, academic and government organizations. We provide innovative technologies and products and a commitment to quality to help clients and partners accelerate the development of safe and effective drugs and products and maximize the returns on their research and development investments. The Company has been involved in the research of drugs and products to treat diseases in numerous therapeutic areas for over 45 years.

We support both the non-clinical and clinical development needs of researchers and clinicians for primarily small molecule drug candidates, but also including biotherapeutics and devices. We believe that our scientists have the skills in analytical instrumentation development, chemistry, computer software development, histology, pathology, physiology, medicine, surgery, analytical chemistry, drug metabolism, pharmacokinetics, and toxicology to make the services and products we provide increasingly valuable to our current and potential clients. Our principal clients are scientists engaged in analytical chemistry, drug safety evaluation, clinical trials, drug metabolism studies, pharmacokinetics and basic research from small start-up biotechnology companies to some of the largest global pharmaceutical companies.

Recent Developments

Corporate Name Change

On March 18, 2021, the Company filed Articles of Amendment to its Second Amended and Restated Articles of Incorporation, as amended, reflecting its corporate name change from Bioanalytical Systems, Inc. to Inotiv, Inc., effective on March 18, 2021.

HistoTox Labs and Bolder BioPATH Acquisition Agreements

HistoTox Labs Asset Purchase Agreement

On April 13, 2021, the Company and Inotiv – Boulder HTL, LLC, a wholly owned subsidiary of the Company (the “Purchaser”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with HistoTox Labs, Inc., a Colorado corporation (“HistoTox Labs”), and its stockholder. Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Company will indirectly acquire (the “HistoTox Labs Acquisition”) substantially all of the assets of HistoTox Labs used or useful by HistoTox Labs in connection with HistoTox Labs’ business of non-clinical consulting, laboratory and strategic support services and products related to routine and specialized histology, immunohistology, histopathology and image analysis/digital pathology.

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Consideration for the HistoTox Labs Acquisition will consist of $22.0 million in cash, subject to certain adjustments, and inclusive of a $1.65 million escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations and other amounts payable under the Purchase Agreement. In addition, the Purchaser will assume certain specified liabilities of HistoTox Labs.

The Purchase Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a five-year period), indemnifications, and agreements. Among other ancillary agreements, the Purchase Agreement contemplates that the parties will enter into assignment and assumption arrangements with respect to the lease agreement for the premises in Boulder, Colorado used for HistoTox Labs’ current operations.

Each party’s obligation to consummate the HistoTox Labs Acquisition is subject to customary conditions as set out in the Purchase Agreement, including the Company’s receipt of financing in an amount sufficient to pay the purchase price for the purchased assets. In addition, the Purchase Agreement contains customary termination rights of the parties.

Bolder BioPATH Merger Agreement

On April 15, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rock Mergeco, Inc., a Colorado corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Inotiv Boulder, LLC, an Indiana limited liability company and a wholly owned subsidiary of the Company (“Merger Sub II”), Bolder BioPATH, Inc., a Colorado corporation (“Bolder BioPATH”), and the holders of all of the outstanding common shares of Bolder BioPATH. Bolder BioPATH is a contract pharmacology and pathology company specializing in in vivo models of rheumatoid arthritis, osteoarthritis, and inflammatory bowel disease as well as other autoimmune and inflammation models.

Pursuant to the terms of the Merger Agreement, and subject to the conditions thereof, Merger Sub I will merge with and into Bolder BioPATH and Bolder BioPATH shall survive and become a wholly owned subsidiary of the Company (the “First Merger”). Promptly following consummation of the First Merger, Bolder BioPATH will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of the Company (together with the First Merger, the “Merger,” and together with the HistoTox Labs Acquisition, the “Acquisitions”).

At the effective time of the Merger (the “Closing”), the Company will pay consideration of approximately $47.0 million to Bolder BioPATH’s security holders, consisting of (i) $18.5 million in cash, subject to customary purchase price adjustments and inclusive of a $750,000 escrow for purposes of securing any amounts payable by the selling parties on account of indemnification obligations and other amounts payable under the Merger Agreement, (ii) Inotiv common shares equal to the lesser of: (a) 1.8 million shares or (b) the number of shares obtained by dividing $27.0 million by the lesser of (A) the weighted average closing price of the common shares as reported by The Nasdaq Capital Market for the twenty trading-day period ending on the third trading day prior to the closing date and (B) the offering price per share in any common share offering (public or private) by the Company prior to the Closing, and (iii) seller notes in an aggregate principal amount of $1.5 million. Set off rights against the seller notes also secure the selling parties’ indemnification obligations.

The Merger Agreement contains customary representations, warranties, covenants (including non-competition requirements applicable to the selling parties for a five-year period), indemnifications, and agreements of Bolder BioPATH and the Company, as well as customary termination rights. The Merger is subject to customary closing conditions as set out in the Merger Agreement, including the Company’s receipt of financing in an amount sufficient to pay the cash portion of the merger consideration. Among other ancillary agreements, the Merger Agreement contemplates that the surviving wholly owned subsidiary of the Company will enter into a new lease agreement with respect to the premises in Boulder, Colorado used for Bolder BioPATH’s current operations.

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We anticipate closing the Acquisitions prior to the end of the third quarter of fiscal 2021.

The representations and warranties contained in the Merger Agreement and the Purchase Agreement were made solely for purposes of the Merger Agreement and the Purchase Agreement, as applicable, were made solely for the benefit of the parties to the Merger Agreement and the Purchase Agreement, as applicable, and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement or the Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the relevant parties in connection with negotiating their terms and may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. For the foregoing reasons, the representations and warranties contained in the Merger Agreement and the Purchase Agreement should not be relied upon as factual information at the time they were made or otherwise.

HistoTox Labs and Bolder BioPATH Businesses

HistoTox Labs

HistoTox Labs, a Colorado corporation, has provided contract research services for over 18 years. HistoTox Labs’ services include routine and specialized histology, immunohistochemistry, histopathology and image analysis/digital pathology services. Capabilities include:

Histology	Pathology	Digital Pathology	IHC Services
• Good laboratory practice (“GLP”) compliant contract histology laboratory • Routine and specialized histology and histopathology services	• In-house pathologists • Network of board certified histopathologists	• Whole slide scanning, data management, and image analysis for digital pathology	• Fully automated GLP-compliant immunohistochemistry lab • Available optimized antibodies

HistoTox Labs resides in an approximately 15,900 square foot purpose-built facility at the foot of the Rocky Mountains in Boulder, Colorado. The HistoTox Labs team is comprised of approximately 32 employees.

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Bolder BioPATH

Bolder BioPATH, a Colorado corporation, is a contract pharmacology and pathology company specializing in in vivo models of rheumatoid arthritis, osteoarthritis, and inflammatory bowel disease, as well as other autoimmune and inflammation models. Since 2003, Bolder BioPath has focused on rodent models of arthritis, inflammation and inflammatory bowel disease. Bolder BioPATH offers a wide range of in vivo preclinical early stage research, efficacy, pharmacology, and safety studies, with a wide range of study designs in pharmacology, toxicology, inflammatory bowel disease, and immunologic models. Capabilities include:

In Vivo Research	Ex Vivo Analysis	Pathology Service
Disease models include: • Rat • Mouse • Guinea Pig	• Multiplexing • ELISA Analysis • Cell Culture • Permeability Assay	• Pathological assessment of tissues • Board certified veterinary pathologist

Bolder BioPATH operates out of an approximately 24,500 square foot facility in Boulder, Colorado. The Bolder BioPATH team includes approximately 42 employees.

Preliminary Unaudited Financial Update

On April 20, 2021, we announced that we expect to report:

•	Total revenue of between $18.5 million and $18.8 million for the second quarter ended March 31, 2021, a year over year increase of 16.6% at the midpoint of the range.

•	Total revenue of between $36.3 million and $36.6 million for the six months ended March 31, 2021, a year over year increase of 26.1% at the midpoint of the range.

•	For our services business, a book-to-bill ratio of approximately 1.5x for the quarter ended March 31, 2021 and approximately 1.3x for the six months ended March 31, 2021.

•	Backlog of $53.9 million as of March 31, 2021, compared to $45.3 million as of December 31, 2020.

These total revenue amounts and the book-to-bill ratio and backlog information are preliminary, have not been audited and are subject to change in connection with the completion of our financial statements for the three and six months ended March 31, 2021. In addition, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The preliminary figures may differ materially from the actual results that will be reflected in the Company’s financial statements when they are completed and publicly disclosed. Accordingly, you should not place undue reliance on this information. Additional information and disclosures would be required for a more complete understanding of our financial position and results of operations as of, and for the period ended on, March 31, 2021.

Expansion of St. Louis Operations

On April 19, 2021, we announced plans to exercise our option to buy the St. Louis facility for approximately $4.7 million (the "Building Purchase") and complete an expansion contingent on our receiving financing and obtaining related business incentives. The 50,000 square foot facility is comprised of 30,000 square feet of finished laboratory and office space and 20,000 square feet of unfinished shell space. The expansion would finish the shell space, adding office and laboratory capacity.

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Debt Financing

We anticipate utilizing additional debt financing approximating $23.5 million in order to fund some portion of the consideration associated with the Acquisitions and the Building Purchase. We are in discussions with our current lender, First Internet Bank, to obtain additional financing, although we do not have a commitment for such financing as of the date of this prospectus supplement.

Company Information

We were incorporated in the state of Indiana in July 1975. Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906, and our telephone number is (765) 463-4527. Our Internet website is www.inotivco.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement or the accompanying prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Issuer	Inotiv, Inc.

Common shares offered by us	2,647,059 shares.
Common shares to be outstanding after this offering	13,828,565 shares (or 14,225,623 shares if the underwriter exercises in full its option to purchase additional common shares).
Option to purchase additional shares	We have granted the underwriter a 30-day option to purchase 397,058 additional common shares.
Use of proceeds

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, amounts available under our existing credit facilities and any new debt financing, to finance the aggregate cash consideration of approximately $40.5 million for the Acquisitions. We may also use the net proceeds to pay a portion of the purchase price of approximately $4.7 million for the Building Purchase, contingent on the Company receiving financing and obtaining related business incentives. We intend to use the remaining net proceeds of this offering, if any, for working capital and other general corporate purposes, which may include acquisitions or investments in complementary businesses, technologies or other assets, although we have no present commitments or agreements to do so (other than with respect to the Acquisitions). This offering is not conditioned upon the closing of the Acquisitions or the Building Purchase. If either or both of the Acquisitions or the Building Purchase do not close, we will have broad discretion as to the use of the portion of the proceeds from this offering that would have been used for that purpose. See the section entitled “Use of Proceeds.”

Nasdaq Capital Market symbol	NOTV
Risk factors	See "Risk Factors" included in this prospectus supplement, the accompanying prospectus or otherwise incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

The number of our common shares that will be outstanding immediately after this offering as shown above is based on 11,181,506 shares outstanding as of March 31, 2021. The number of shares outstanding as of March 31, 2021 as used throughout this prospectus, unless otherwise indicated, excludes:

•	671,000 common shares issuable upon exercise of stock options outstanding at March 31, 2021 at a weighted-average exercise price of $2.69 per common share; and

•	663,000 common shares reserved for future issuance under our 2018 Equity Incentive Plan, as amended.

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RISK FACTORS

Investing in our securities involves a high degree of risk. See the risks described below as well as "Part I, Item 1A—Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement and the accompanying prospectus and in any subsequent Quarterly Report on Form 10-Q for a discussion of factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement and the accompanying prospectus.

Risks Related to the Acquisitions

The pending acquisitions of Bolder BioPATH and HistoTox Labs may present many risks, and we may not realize the strategic and financial goals that were contemplated at the time we entered into the Purchase Agreement and the Merger Agreement.

Risks we may face in connection with the pending acquisitions and subsequent integrations of Bolder BioPATH and HistoTox Labs include:

•	The closings of the Acquisitions could be delayed or not consummated, including in the event that the closing conditions are not satisfied or waived or we or Bolder BioPATH or HistoTox Labs, as applicable, terminate the Merger Agreement or the Purchase Agreement, respectively.

•	We may not realize the benefits we expect to receive from the Acquisitions, such as anticipated synergies.

•	The closing conditions to the Acquisitions may not be satisfied or may be waived.

•	We may have difficulties managing Bolder BioPATH’s and/or HistoTox Labs’ services or retaining key personnel from Bolder BioPATH and/or HistoTox Labs.

•	The Acquisitions may not further our business strategy as we expect, we may not successfully integrate Bolder BioPATH and/or HistoTox Labs as planned, there could be unanticipated adverse impacts on Bolder BioPATH’s and/or HistoTox Labs’ businesses, or we may otherwise not realize the expected return on our investments, which could adversely affect our business or operating results and potentially cause impairment to assets that we record as a part of the Acquisitions, including intangible assets and goodwill.

•	Our operating results or financial condition may be adversely impacted by (i) claims or liabilities related to Bolder BioPATH’s and/or HistoTox Labs’ businesses including, among others, claims from U.S. regulatory or other governmental agencies, terminated employees, current or former customers or business partners, or other third parties; (ii) pre-existing contractual relationships of Bolder BioPATH and/or HistoTox Labs that we would not have otherwise entered into, the termination or modification of which may be costly or disruptive to our business; (iii) unfavorable accounting treatment as a result of Bolder BioPATH’s and/or HistoTox Labs’ practices; and (iv) intellectual property claims or disputes.

•	Neither Bolder BioPATH nor HistoTox Labs was required to maintain an internal control infrastructure that would meet the standards of a public company, including the requirements of the Sarbanes-Oxley Act of 2002. The costs that we may incur to implement such controls and procedures may be substantial and we could encounter unexpected delays and challenges in this implementation. In addition, we may discover significant deficiencies or material weaknesses in the quality of Bolder BioPATH’s and/or HistoTox Labs’ financial and disclosure controls and procedures.

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•	We may fail to identify or assess the magnitude of certain liabilities, shortcomings or other circumstances prior to acquiring Bolder BioPATH and/or HistoTox Labs, which could result in unexpected litigation or regulatory exposure, unfavorable accounting treatment, a diversion of management’s attention and resources, and other adverse effects on our business, financial condition, and operating results.

Risks Relating to this Offering

If you purchase our common shares sold in this offering, you will experience immediate and substantial dilution in your investment. In addition, we may issue additional equity or equity-linked securities in the future, which may result in additional dilution to you.

The price per common share being offered exceeds the net tangible book value per share of our outstanding common shares prior to this offering. Based on the public offering price of $17.00 per common share, and our net tangible book value as of December 31, 2020 of approximately ($0.89) per common share, if you purchase common shares in this offering, you will suffer immediate and substantial dilution of $14.63 per common share, representing the difference between the public offering price and our as adjusted net tangible book value per common share as of December 31, 2020 after giving effect to this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

Consummation of one or more of the Acquisitions or the Building Purchase will further impact net tangible book value and result in additional dilution. In that respect, under the Merger Agreement, we have agreed to issue up to 1,800,000 of our common shares as partial consideration in the Merger, which would result in further dilution to you.

Finally, we have stock options to purchase common shares outstanding and may choose to issue additional stock options, common shares, or securities convertible into or exchangeable for common shares in the future. In the event that the outstanding stock options are exercised or settled, or that we make additional issuances of stock options, common shares or other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any other offering at a price per share that is equal to or greater than the price per common share paid by investors in this offering, and investors purchasing our securities in the future may have rights superior to investors purchasing shares in this offering.

Future sales of our common shares by us or our existing shareholders could cause our share price to decline.

Sales of a substantial number of our common shares in the public market, or the perception that these sales might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities. Further, we have stock options outstanding. As of March 31, 2021, we had 11,181,506 outstanding common shares and 671,000 common shares issuable upon the exercise of outstanding stock options, of which approximately 3,200,954 shares and 240,500 shares underlying stock options are subject to restrictions on transfer under 90-day lock-up arrangements with the underwriter of this offering. These shares will become eligible for public sale at the expiration of the lock-up period, subject to vesting requirements and volume limitations applicable to affiliates. If a substantial number of common shares, including common shares underlying outstanding stock options, are sold, or if it is perceived that they will be sold, in the public market, it could have an adverse impact on the market price of our common shares.

In addition, under the Merger Agreement, we have agreed to issue up to 1,800,000 common shares as consideration payable to the Bolder BioPATH equity holders. Following the closing of the Merger and a one-year lock-up period, such shares would be freely tradeable by the current equity holders of Bolder BioPATH.

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Furthermore, our directors and executive officers may in the future adopt written trading plans that are intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which they may in the future contract with a broker to sell our common shares. Sales of substantial amounts of our common shares in the public markets pursuant to new Rule 10b5-1 plans, or the perception that these sales could occur, could cause the market price of our common shares to decline. We are unable to predict the effect that sales may have on the prevailing market price of our common shares.

We may need additional capital, and any additional capital we seek may not be available in the amount or at the time we need it.

We anticipate utilizing additional debt financing in order to fund some portion of the consideration associated with the Acquisitions and the Building Purchase, presuming in the latter case the receipt of both debt financing and relevant business incentives. We are in discussions with our current lender, First Internet Bank, to obtain additional financing, although we do not have a commitment for such financing as of the date of this prospectus. We might not be able to obtain the debt financing we seek on reasonable terms or at all. If we are successful in obtaining the additional debt financing we seek, our additional indebtedness may impair our ability to raise further capital, including to expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in the best interests of the Company and our shareholders.

In general, additional capital may be raised through the sale of common shares, preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our shareholders and those securities may have rights senior to those of our common shares. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.

Our expected financing needs are based upon management’s estimates as to future revenue and expense. Our business plan and financing needs are subject to change based upon, among other factors, our ability to increase revenues and manage expenses. If our estimates of our financing needs change, we may need additional capital more quickly than we expect or we may need a greater amount of capital.

 Our common share price is volatile and subject to significant fluctuations, and our common shares are thinly traded.

The market price of our common shares could be subject to significant fluctuations, and our common shares are thinly traded, which also impacts the market price. Our common shares traded as low as $3.21 and as high as $20.26 per share during the 12-month period ended March 31, 2021. Factors that may cause the market price of our common shares to fluctuate include, but are not limited to:

•	quarterly variations in our or our competitors’ results of operations;

•	accusations that we have violated a law or regulation;

•	significant litigation;

•	sales of large blocks of our common shares, including sales by our executive officers, directors and significant shareholders;

•	changes in accounting principles;

•	actual or anticipated changes in healthcare policy and reimbursement levels;

•	developments relating to our competitors and markets; and

•	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

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Moreover, the stock market in general has experienced substantial volatility that has often been unrelated to the operating performance of individual companies, and the stock market has experienced, and may continue to experience, substantial volatility as a result of the ongoing COVID-19 pandemic. These broad market fluctuations may also adversely affect the trading price of our common shares.

We do not expect to pay cash dividends for the foreseeable future, and accordingly, shareholders must rely on common share appreciation for any return on their investment in the Company.

We have never declared or paid any cash dividends on our common shares and currently we anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate that we will pay cash dividends for the foreseeable future. As a result, appreciation of the price of our common shares is the only potential source of return to shareholders. Investors seeking cash dividends should not invest in our common shares.

If securities or industry analysts issue an adverse opinion regarding our common shares, our share price and trading volume could decline.

The trading market for our common shares is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us adversely changes its recommendation regarding our common shares, or provides more favorable relative recommendations about our competitors, the trading price of our common shares could decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common shares or trading volume to decline.

Our management may have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds from this offering in ways that you and other shareholders may not approve.

This offering is not conditioned upon the closing of the Acquisitions or the Building Purchase. If either of the Acquisitions or the Building Purchase does not close, we will have broad discretion as to the use of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. The ultimate use of the net proceeds from this offering may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to shareholders.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain forward-looking statements that involve risks and uncertainties. Those statements may include, but are not limited to, discussions regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our products and services; (iii) trends in the industries that consume our products and services; (iv) our ability to develop new products and services; (v) our ability to make capital expenditures and finance operations; (vi) global economic conditions, especially as they impact our markets; (vii) our cash position; (viii) our ability to effectively integrate the operations and personnel related to recent acquisitions and, assuming the closing of the Acquisitions, of Bolder BioPATH and HistoTox Labs; (ix) our ability to effectively manage current expansion efforts in Evansville and contemplated expansion efforts in St. Louis, and any other future expansion or acquisition initiatives undertaken by the Company; (x) our ability to develop and build infrastructure and teams to manage growth and projects; (xi) our ability to continue to retain and hire key talent; (xii) our ability to market our services and products under our new corporate name and relevant brand names; (xiii) our ability to service our outstanding indebtedness; (xiv) our expectations regarding the volume of new bookings, pricing, gross margins and liquidity and (xv) the impact of COVID-19 on the economy, demand for our services and products and our operations, including measures taken by government authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties.

All statements, other than statements of historical facts, are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus supplement and the accompanying prospectus, and in the "Risk Factors" sections in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information."

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus supplement and the accompanying prospectus and the other documents incorporated by reference herein and therein may include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of 2,647,059 of our common shares in this offering will be approximately $42.5 million, after deducting the underwriting discount and estimated offering expenses we expect to pay. If the underwriter exercises its option to purchase additional shares in full, we estimate that our net proceeds will be approximately $48.9 million, after deducting the underwriting discount and estimated offering expenses we expect to pay.

We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, amounts available under our existing credit facilities and any new debt financing, to finance the aggregate cash consideration of approximately $40.5 million for the Acquisitions. We may also use the net proceeds to pay a portion of the purchase price of approximately $4.7 million for the Building Purchase, contingent on the Company receiving financing and obtaining related business incentives. We intend to use the remaining net proceeds of this offering, if any, for working capital and other general corporate purposes, which may include acquisitions or investments in complementary businesses, technologies or other assets, although we have no present commitments or agreements to do so (other than with respect to the Acquisitions). This offering is not conditioned upon the closing of the Acquisitions or the Building Purchase. If either or both of the Acquisitions or the Building Purchase does not close, we will have broad discretion as to the use of the portion of the proceeds from this offering that would have been used for that purpose. As a result, investors would be relying on our judgment regarding the application of the net proceeds of this offering. Pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-13

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the price per common share you pay in this offering and our net tangible book value per common share immediately after this offering.

Net tangible book value per common share is calculated by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of common shares outstanding. Our net tangible book value at December 31, 2020 was ($9,851,000), or ($0.89) per common share.

After giving effect to the sale by us of 2,647,059 common shares at the public offering price of $17.00 per common share, and after deducting the underwriting discount and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $32,624,000 million, or $2.37 per common share. This represents an immediate increase in the net tangible book value of $3.26 per common share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $14.63 per common share to new investors.

The following table illustrates this per common share dilution:

Public offering price per common share		$17.00
Net tangible book value per common share as of December 31, 2020	$(0.89)
Increase in net tangible book value per common share attributable to this offering	$3.26
As adjusted net tangible book value per common share as of December 31, 2020, after giving effect to this offering		$2.37
Dilution per common share to new investors purchasing shares in this offering		$14.63

If the underwriter exercises in full its option to purchase up to 397,058 additional common shares from us at the public offering price of $17.00 per common share, the as adjusted net tangible book value per common share after this offering would be approximately $39,070,000 per common share and the dilution to new investors participating in this offering would be $14.24 per common share.

The calculations above are based on 11,117,999 shares outstanding as of December 31, 2020 and exclude:

•	704,000 common shares issuable upon exercise of stock options outstanding at December 31, 2020 at a weighted-average exercise price of $2.31 per common share;

•	12,500 common shares issuable upon the conversion of preferred shares outstanding at December 31, 2020, which shares were subsequently converted during the three months ended March 31, 2021; and

•	680,000 common shares reserved for future issuance under our 2018 Equity Incentive Plan, as amended.

To the extent that stock options outstanding as of December 31, 2020 have been or are exercised, or other shares have been or are issued, investors purchasing common shares in this offering could experience further dilution. Moreover, consummation of one or more of the Acquisitions or the Building Purchase will further impact net tangible book value and result in additional dilution. In that respect, under the Merger Agreement, we have agreed to issue up to 1,800,000 of our common shares as partial consideration in the Merger, which would result in further dilution to you. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Our credit arrangements with First Internet Bank restrict our ability to pay cash dividends on our common shares, and we may also enter into credit agreements or other borrowing arrangements in the future that will further restrict our ability to declare or pay cash dividends on our common shares. Any determination to pay dividends in the future will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

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UNDERWRITING

We are offering the common shares described in this prospectus supplement and the accompanying prospectus through the underwriter listed below. Colliers Securities LLC is acting as the Bookrunner and Sole Underwriter of this offering. The underwriter named below has agreed to buy, subject to the terms of the underwriting agreement, the number of our common shares listed opposite its name below. The underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Common Shares
Colliers Securities LLC	2,647,059
Total	2,647,059

The underwriter has advised us that it proposes to offer the common shares to the public at a price of $17.00 per common share. The underwriter proposes to offer the common shares to certain dealers at the same price less a concession of not more than $0.4590 per common share. After the offering, these figures may be changed by the underwriter.

The common shares sold in this offering are expected to be ready for delivery on or about April 23, 2021, against payment in immediately available funds. The underwriter may reject all or part of any order.

We have granted to the underwriter an option to purchase up to an additional 397,058 common shares from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriter may exercise this option any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the common shares for which it exercises the option.

The table below summarizes the underwriting discount that we will pay to the underwriter. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriter, which may include the fees and expenses of counsel to the underwriter. The fees and expenses of the underwriter that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriter will receive were determined through arms’ length negotiations between us and the underwriter.

	Per Common Share	Total with no Over- Allotment	Total with Over- Allotment
Underwriting discount to be paid by us	$0.765	$2,025,000	$2,328,750

We estimate that the total expenses of this offering, excluding the underwriting discount, will be approximately $500,000. This includes $100,000 of the fees and expenses of the underwriter. These expenses are payable by us.

We also have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

No Sales of Similar Securities

We and each of our directors and executive officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any common shares or any securities convertible into or exchangeable for common shares without the prior written consent of the underwriter for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions, and their restrictions may be waived at any time by the underwriter.

S-16

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common shares during and after the offering. Specifically, the underwriter may over-allot or otherwise create a short position in our common shares for its own account by selling more common shares than we have sold to the underwriter. The underwriter may close out any short position by either exercising its option to purchase additional common shares or purchasing common shares in the open market.

In addition, the underwriter may stabilize or maintain the price of our common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if common shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common shares to the extent that it discourages resales of our common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common shares on The Nasdaq Capital Market. Passive market making consists of displaying bids on The Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriter, together with its affiliates, is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Electronic Offer, Sale and Distribution

In connection with this offering, the underwriter or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriter may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriter is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common shares are listed on The Nasdaq Capital Market under the symbol “NOTV.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Limited. The transfer agent and registrar’s address is 462 South 4th Street, Louisville, KY 40202.

Selling Restrictions

Canada. The shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our common shares to be offered so as to enable an investor to decide to purchase any of our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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United Kingdom. The underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of our common shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to our common shares in, from or otherwise involving the United Kingdom.

Switzerland. The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering or the common shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common shares without disclosure to investors under Chapter 6D of the Corporations Act.

The common shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common shares must observe such Australian on-sale restrictions.

S-19

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

S-20

LEGAL MATTERS

The validity of the issuance of the common shares offered pursuant to this prospectus supplement and the accompanying prospectus will be passed upon for us by Ice Miller LLP, Indianapolis, Indiana. Colliers Securities LLC is being represented in connection with this offering by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The financial statements of Bioanalytical Systems, Inc. appearing in Bioanalytical Systems, Inc.'s Annual Report (Form 10-K) for the year ended September 30, 2020, have been audited by RSM US LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The respective financial statements of Bolder BioPATH, Inc. and HistoTox Labs, Inc. for the year ended December 31, 2020 have been audited by Soukup Bush & Associates, CPAs, P.C., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 filed with the SEC. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Any statements made in the accompanying prospectus or this prospectus supplement concerning legal documents are not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.inotivco.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus or the accompanying base prospectus. You can read our SEC filings, including the registration statement, on the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus, including information in previously filed documents or reports to the extent the new information differs from or is inconsistent with the old information. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated by reference in this prospectus supplement, until the termination of the offering of securities described in this prospectus supplement. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended September 30, 2020, as filed with the SEC on December 22, 2020;

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•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on January 28, 2021;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, as filed with the SEC on February 10, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2021, February 16, 2021, March 19, 2021, April 19, 2021 and April 20, 2021; and

•	Description of our common shares contained in our Registration Statement on Form 8-A, as filed with the SEC on November 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying base prospectus supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
2701 Kent Avenue
West Lafayette, IN 47906
(765) 463-4527
email address: secretary@inotivco.com

Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.inotivco.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus or the accompanying base prospectus.

S-22

PROSPECTUS

$100,000,000

Common Shares

Preferred Shares

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $100.0 million.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common shares are traded on the Nasdaq Capital Market under the symbol “BASi.” On, February 18 2021, the last reported sale price of our common stock was $16.41 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 1, 2021

TABLE OF CONTENTS

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100.0 million. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

“BASi,” “Inotiv,” the “Company,” “we,” “us,” “our” and similar names refer to Bioanalytical Systems, Inc., including as operating as Inotiv, unless we state otherwise or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. The summary may not contain all the information that you should consider before investing in our common shares. You should read the entire prospectus carefully, including “Risk Factors” contained in this prospectus and the documents incorporated by reference herein, before making an investment decision.

Overview

We are a contract research organization that provides drug discovery and development services to the pharmaceutical, chemical, and medical device industries, and sells analytical instruments to the pharmaceutical development and contract research industries. Our mission is to provide drug and product developers with superior scientific research and innovative analytical instrumentation in order to bring revolutionary new drugs and products to market quickly and safely. Our strategy is to provide services that will generate high-quality and timely data in support of new drug and product approval or expand their use. Our clients and partners include pharmaceutical, biotechnology, biomedical device, academic and government organizations. We believe that we provide innovative technologies and products and a commitment to quality to help clients and partners accelerate the development of safe and effective drugs and products and maximize the returns on their research and development investments. The Company has been involved in the research of products to treat diseases in numerous therapeutic areas for over 45 years.

We support both the non-clinical and clinical development needs of researchers and clinicians for primarily small molecule drug candidates, but also including biotherapeutics and devices. Our principal clients are scientists engaged in analytical chemistry, drug safety evaluation, clinical trials, drug metabolism studies, pharmacokinetics and basic research from small start-up biotechnology companies to some of the largest global pharmaceutical companies.

We were incorporated in the state of Indiana in July 1975. Our principal executive offices are located at 2701 Kent Avenue, West Lafayette, Indiana 47906, and our telephone number is (765) 463-4527. Our Internet website is www.inotivco.com. The information contained on our website is not a part of this prospectus and is not incorporated by reference herein.

IMPLICATIONS OF BEING A SMALLER REPORTING COMPANY

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year, and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, each incorporated by reference in this prospectus, risk factors included in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements that involve substantial risks and uncertainties. Those statements may include, but are not limited to, discussions regarding our intent, belief or current expectations with respect to (i) our strategic plans; (ii) trends in the demand for our products and services; (iii) trends in the industries that consume our products and services; (iv) our ability to develop new products and services; (v) our ability to make capital expenditures and finance operations; (vi) global economic conditions, especially as they impact our markets; (vii) our cash position; (viii) our ability to effectively integrate the operations and personnel related to recent acquisitions (ix) our ability to effectively manage any future expansion or acquisition initiatives undertaken by the Company; (x) our ability to develop and build infrastructure and teams to manage growth and projects; (xi) our ability to continue to retain and hire key talent; (xii) our ability to market our services and products under relevant brand names; (xiii) our ability to service our outstanding indebtedness; (xiv) our expectations regarding the volume of new bookings, pricing, gross margins and liquidity; and (xv) the impact of COVID-19 on the economy, demand for our services and products and our operations, including measures taken by government authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties.

All statements, other than statements of historical facts are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we do not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus and the other documents incorporated by reference herein may include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third party research, surveys and studies are reliable, we have not independently verified such data.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes. General corporate purposes may include, but are not limited to, potential strategic acquisitions of complementary businesses, services or technologies, expansion of our technology infrastructure and capabilities, research and development costs, the repayment or servicing of our indebtedness, working capital, capital expenditures and other general corporate purposes. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds. The timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;
•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•	in “at the market offerings”, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”) to or through a market maker or into an existing trading market, or an exchange or otherwise.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common shares are listed on the Nasdaq Capital Market. Underwriters may make a market in our common shares, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON SHARES

Our authorized capital stock consists of 19,000,000 common shares and 1,000,000 preferred shares. As of December 31, 2020, we had 11,117,999 common shares and 25 preferred shares outstanding.

The following summary of the terms of our common shares does not purport to be complete and is qualified in its entirety by reference to our second amended and restated articles of incorporation and second amended and restated bylaws, as amended, both of which are on file with the SEC as exhibits to previous filings, and the applicable provisions of the Indiana Business Corporation Law (the “IBCL”).

Voting Rights

Each outstanding common share is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding common shares are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The common shares are neither redeemable nor convertible. Holders of our common shares have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred shares then outstanding. The rights, preferences and privileges of holders of common shares are subject to and may be adversely affected by the rights of the holders of our outstanding preferred shares and any series of preferred shares that we may designate and issue in the future.

We have never paid any cash dividends on our common shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Limited. The transfer agent and registrar’s address is 462 South 4th Street, Louisville, KY 40202.

Equity Compensation Plans

We have one stock-based compensation plan, the 2018 Equity Incentive Plan, as amended (the “Stock Plan”). As of December 31, 2020, 245,000 restricted shares and 704,000 options to purchase our common shares with a weighted-average exercise price of $2.31 were issued and outstanding under the Stock Plan, and 680,000 of our common shares were reserved for future issuance under the Stock Plan.

Listing

Our common shares are currently listed on the Nasdaq Capital Market under the symbol “BASi”. We have submitted a proposal to our shareholders for consideration at our 2021 Annual Meeting of Shareholders to approve an amendment to our second amended and restated articles of incorporation to adopt “Inotiv, Inc.” as our corporate name. If this proposal is approved, we anticipate that we will adopt the trading symbol “NOTV” for our stock exchange listing in order to more closely align our trading symbol with our new name.

DESCRIPTION OF PREFERRED SHARES

Under the terms of our second amended and restated articles of incorporation, our board of directors is authorized to issue up to 1,000,000 of our preferred shares in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred shares. It is not possible to state the actual effect of the issuance of any preferred shares upon the rights of the holders of common shares until the board of directors determines the specific rights of the holders of preferred shares. However, effects of the issuance of preferred shares may include restricting dividends on common shares, diluting the voting power of common shares, impairing the liquidation rights of common shares, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting shares.

On May 11, 2011, we issued 5,506 of our 6% Series A convertible preferred shares (the “Series A preferred shares”). As of December 31, 2020, there were 25 Series A preferred shares outstanding. No preferred shares are outstanding other than our Series A preferred shares, the terms of which are summarized below.

If we offer a specific class or series of preferred shares under this prospectus, we will describe the terms of the preferred shares in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred shares with the SEC. To the extent required, this description will include:

•	the title and stated value;
•	the number of shares offered, the liquidation preference per share and the purchase price;
•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption, if applicable;
•	any listing of the preferred shares on any securities exchange or market;
•	whether the preferred shares will be convertible into our common shares, and, if applicable, the conversion price (or how it will be calculated) and conversion period;
•	voting rights, if any, of the preferred shares;
•	a discussion of any material U.S. federal income tax considerations applicable to the preferred shares;
•	the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred shares offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred shares will be set forth in each applicable prospectus supplement.

Series A Preferred Shares

As of December 31, 2020, we had 25 Series A preferred shares outstanding. The following description is a summary of the material provisions of the Series A preferred shares and the certificate of designation of preferences, rights and limitations of the Series A preferred shares and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Series A preferred shares and certificate of designation for the Series A preferred shares. We urge you to read the certificate of designation because it, and not this description, defines the rights of a holder of the Series A preferred shares. A copy of the certificate of designation that we filed with the Secretary of State of Indiana has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Voting Rights

Except as required by law, holders of the Series A preferred shares do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any Series A preferred shares are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding Series A preferred shares, (1) alter or change adversely the powers, preferences or rights given to the Series A preferred shares or alter or amend the certificate of designation, (2) authorize or create any class of shares ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series A preferred shares, (3) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A preferred shares, (4) increase the number of authorized Series A preferred shares, or (5) enter into any agreement with respect to any of the foregoing.

Indiana Law

Notwithstanding certain protections in the certificate of designation for holders of Series A preferred shares, Indiana law also provides holders of preferred shares with certain rights. The holders of the outstanding Series A preferred shares will be entitled to vote as a class upon a proposed amendment to the second amended and restated articles of incorporation if the amendment would:

•	increase or decrease the aggregate number of authorized shares of the class;
•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;
•	effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;
•	change the designation, rights, preferences, or limitations of all or part of the shares of the class;
•	change the shares of all or part of the class into a different number of shares of the same class;
•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;
•	increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class; or
•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

Redemption

We have the right to redeem the Series A preferred shares for a cash payment equal to 120% of the stated value of the Series A preferred shares. Holders of Series A preferred shares will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series A preferred shares into common shares during this notice period, subject to the limitation on conversion described below. There are no restrictions on the repurchase or redemption of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

Conversion

Subject to certain ownership limitations as described below, the Series A preferred shares are convertible at any time at the option of the holder into our common shares at a conversion ratio determined by dividing the stated value of the Series A preferred shares (or $1,000) by a conversion price of $2.00 per share. Accordingly, each Series A preferred share is convertible into 500 common shares. The conversion price is subject to adjustment in the case of share splits, share dividends, combinations of shares and similar recapitalization transactions.

However, if the volume weighted average price for 20 trading days during any consecutive 30 trading day period beginning after the original issue date (a “Threshold Period”), exceeds 200% of the then effective conversion price, the Company may deliver a written notice to all holders of Series A preferred shares requiring each holder to convert all or part of such holder’s Series A preferred shares plus all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Series A preferred shares, into common shares at the then current conversion ratio. The Company may not deliver a forced conversion notice, and such notice shall not be effective if delivered, unless all of the following conditions have been met on each of at least 20 trading days during the applicable Threshold Period and through the trading day after the date that conversion shares issuable pursuant to a forced conversion are actually delivered to the holders pursuant to a forced conversion notice: (a) the Company must have timely honored all previously requested or required conversions, if any, (b) the Company must have paid all liquidated damages and other amounts owing to the applicable holder in respect of Series A preferred shares, (c)(i) there must be an effective registration statement pursuant to which the Company may issue conversion shares (and, as applicable, common shares issued in satisfaction of any required make-whole payment (described below) and in lieu of cash payment of dividends) or (ii) all of the conversion shares may be issued to the holder pursuant to Section 3(a)(9) of the Securities Act, and immediately resold without restriction, (d) the Company’s common shares must be trading on a “trading market” (as defined in the Certificate of Designation) and all of the common shares issuable pursuant to the terms of the Series A preferred shares must be listed or quoted for trading on such trading market (and the Company must believe, in good faith, that trading of the common shares on a trading market will continue uninterrupted for the foreseeable future), (e) there must be a sufficient number of authorized, but unissued and otherwise unreserved, common shares for the issuance of all of the common shares then issuable by virtue of the Series A preferred shares, (f) the issuance of the shares in question to the applicable holder would not violate the beneficial ownership limitations described below, (g) the applicable shareholder must not be in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, and (h) the average daily trading volume for a period of 20 consecutive trading days prior to the applicable date in question must exceed 20,000 shares per trading day (subject to adjustment for forward and reverse share splits, dividends, and the like).

Any forced conversion notice shall be applied ratably to all of the holders of Series A preferred shares based on each holder’s initial purchases of Series A preferred shares, provided that any voluntary conversions by a holder shall be applied against such holder’s pro rata allocation, thereby decreasing the aggregate amount forcibly converted if less than all of the Series A preferred shares are forcibly converted.

Subject to limited exceptions, a holder of Series A preferred shares will not have the right to convert, and the Company will not have the right to force such holder to convert, any portion of its Series A preferred shares if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% as elected by the holder pursuant to the terms of the certificate of designation) of the number of our common shares outstanding immediately after giving effect to its conversion.

Dividends

Each holder of Series A preferred shares is entitled to receive dividends equal, on an as-if-converted to common shares basis, to and in the same form as dividends actually paid on common shares when, as, and if such dividends are paid on common shares. We have never paid dividends on our common shares and we do not intend to do so for the foreseeable future.

Liquidation

The Series A preferred shares would rank, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common shares, (2) senior to any series of preferred shares ranked junior to the Series A preferred shares, and (3) junior to all existing and future indebtedness of the Company. Further, upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, and before any distribution or payment is made to the holders of any junior securities, the holders of Series A preferred shares shall first be entitled to be paid out of the assets of the Company available for distribution to its shareholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other classes or series of shares in accordance with the Company’s second amended and restated articles of incorporation.

Exchange Listing

The Series A preferred shares are not listed on any national securities exchange or other nationally recognized trading system. The common shares issuable upon conversion of the Series A preferred shares are currently listed on The Nasdaq Capital Market.

Conversion Agent

The conversion agent for the Series A preferred shares is Computershare Limited.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law, or IBCL. Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of us. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Control Share Acquisition

Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;
•	one-third or more but less than the majority; or
•	a majority or more.

A “control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.

An “issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The provisions described above do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or bylaws, including a bylaw adopted by the corporation’s board of directors, provide that they do not apply. Our second amended and restated articles of incorporation and our second amended and restated bylaws, as amended, do not exclude us from Chapter 42.

Certain Business Combinations

Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified “fair price” criteria.

For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43 means a person who, directly or indirectly, owns the subject shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. Our second amended and restated articles of incorporation do not exclude us from Chapter 43.

Directors’ Duties and Liability

Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;
•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and
•	in a manner the directors reasonably believe to be in the best interests of the corporation.

Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. This exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.

Consideration of Effects on Other Constituents

Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board of directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation.

Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Classified Board of Directors

Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act, must have a classified board of directors unless the corporation adopts a bylaw expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. As of the date of this prospectus, our Board of Directors is divided into three classes: Class I, Class II and Class III, each class having a staggered term of three years. Each year the term of office of one Class expires.

Indemnification

Chapter 37 of the IBCL authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith, which means, in the case of official action, they reasonably believed the conduct was in the corporation’s best interests, and in all other cases, they reasonably believed the action taken was not against the best interests of the corporation, and in the case of criminal proceedings they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Chapter 37 of the IBCL also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37of the IBCL states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.

Our second amended and restated articles of incorporation provide for indemnification, to the fullest extent permitted by the IBCL, of our directors, officers, employees and agents against liability and reasonable expenses that may be incurred by them in connection with proceedings in which they are made a party by reason of their relationship to the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Effects of Our Articles of Incorporation and Our Bylaws

Our second amended and restated articles of incorporation and second amended and restated bylaws, as amended, contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the company unless such takeover or change in control is approved by the board of directors.

These provisions include:

Classified Board

Our governing documents provides that our board of directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our board. Our second amended and restated bylaws, as amend, also provides that the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. As of the date of this prospectus, our board of directors consists of five members.

Advance Notice Procedures

Our second amended and restated bylaws, as amended, establish an advance notice procedure for proposed shareholder nominations of persons for election to the board of directors. Shareholders at an annual meeting are only able to consider nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to notice of and to vote at such meeting and who has given our Secretary timely written notice, in proper form, of the shareholder’s nomination. Although the second amended and restated bylaws, as amended, do not give the board of directors the power to approve or disapprove shareholder nominations of candidates, they may have the effect of precluding a shareholder nomination if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Authorized but Unissued Shares

Our authorized but unissued common shares and preferred shares are available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common shares and preferred shares could render more difficult or discourage an attempt to obtain control of a majority of our common shares by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our common shares or preferred shares in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for our common shares and the number of common shares to be received upon exercise of the warrants;
•	if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise, and a description of that class or series of our preferred shares;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or capital form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	if applicable, the date from and after which the warrants and the common shares and/or preferred shares will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;
•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.inotivco.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (including documents filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement), except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended September 30, 2020, as filed with the SEC on December 22, 2020;
•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended September 30, 2020 from our definitive proxy statement on Schedule 14A, as filed with the SEC on January 28, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2020, as filed with the SEC on February 10, 2021;
•	Our Current Reports on Form 8-K filed with the SEC on January 4, 2021 and February 16, 2021; and
•	Description of our common shares contained in our Registration Statement on Form 8-A, as filed with the SEC on November 12, 1997, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Corporate Secretary
2701 Kent Avenue
West Lafayette, IN 47906
(765) 463-4527
email address: secretary@inotivco.com

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.inotivco.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus and is not incorporated by reference herein.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ice Miller LLP, Indianapolis, Indiana. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Bioanalytical Systems, Inc. appearing in Bioanalytical Systems, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2020, have been audited by RSM US LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

2,647,059 Shares

Inotiv, Inc.

Common Shares

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PROSPECTUS SUPPLEMENT

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Colliers Securities LLC

April 21, 2021